UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

May 22, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA		91730
(Address of principal executive offices)		(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, the Board of Directors (“Board”) of Basin Water, Inc. (“Basin Water”) appointed Michael M. Stark as a member of the Board to fill the vacancy created by the resignation of Mr. Ball. Mr. Stark will not serve on any committees of the Board. Mr. Stark, 64, joined Basin Water as its President and Chief Operating Officer in October 2006, approximately six months after Basin Water’s initial public offering and has served as President and Chief Executive Officer of Basin Water since February of 2008. Prior to joining Basin Water, from 2005 to 2006, Mr. Stark was an independent consultant to companies in the water industry, and before that Mr. Stark served from 1997 to 2005 as President of Veolia Water North America, previously known as USFilter, a water services company. From 1992 to 1997, Mr. Stark served as President and Chief Executive Officer of Mobley Environmental Services, a company specializing in non-hazardous hydrocarbon recycling. Prior to that time, Mr. Stark has held executive positions at a variety of companies, and has been in the water, environmental and specialty chemical industry since 1965. Mr. Stark holds a B.S. in Biology from Marietta College.

The terms of Mr. Stark’s employment agreement with Basin Water are set forth in Basin Water’s Definitive Proxy Statement on Schedule 14A filed on April 7, 2008 and are incorporated herein by reference. Mr. Stark was not nominated or appointed as a director pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Stark and any of Basin Water’s other directors or executive officers. On October 25, 2007, Basin Water hired Robert D. Stark to become the Director of Sales for Industrial Operations for Basin Water – MPT, Inc. at an annual salary of $140,000. Mr. Robert Stark has over fourteen years of experience in business development and marketing technology solutions and service offering to industrial customers, with a focus in the hydrocarbon, chemical and refining industries, among others. Robert D. Stark is the son of Michael M. Stark. Basin Water is also indemnifying Mr. Robert Stark with respect to claims against him in the current litigation by Veolia Water North America Operating Services, LLC. There are no other related party transactions between Basin Water and Mr. Michael Stark.

A copy of Basin Water’s press release announcing the appointment of Mr. Stark is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document

99.1	Press Release dated May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC. (Registrant)

Date: May 28, 2008	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve Chief Financial Officer, Treasurer and Assistant Secretary

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